                                                                    EXHIBIT 1.1

                        2,750,000 Shares of Common Stock



                       LIGAND PHARMACEUTICALS INCORPORATED


                             UNDERWRITING AGREEMENT


                                                                  [______], 1996


BEAR, STEARNS & CO. INC.
ROBERTSON, STEPHENS & COMPANY LLC
HAMBRECHT & QUIST LLC
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                  Ligand Pharmaceuticals Incorporated, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,750,000 shares (the "Firm Shares") of its common stock, par value $.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 412,500 shares (the "Additional Shares") of

Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein collectively as the "Shares". The Shares are more fully described in the registration statement referred to below.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                           (a)  The Company has filed with the Secu-
rities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-3 (No. 333-12603), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the Regulations is herein called the "462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

                           (b)  At the respective time of the effec-
tiveness of the Registration Statement or any 462(b) Registration Statement and the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i), in the case of the Registration Statement, not misleading and (ii), in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                           (c)  Ernst & Young LLP, who have certi-
fied the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                           (d)  Subsequent to the respective dates
as of which information is given in the Registration Statement and the Prospectus, except as set forth in the

Registration Statement and the Prospectus, there has been no material adverse change or any development which could reasonably be expected to involve a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                           (e)  This Agreement and the transactions
contemplated hereby have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company.

                           (f) The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except for such rules and regulations the violation of which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (g) All of the outstanding shares of Common Stock are
duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any pre-emptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at June 30, 1996, authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in or specifically contemplated by the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (h) The Company and each of its subsidiaries has been
duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its respective properties (owned, leased or licensed) or the nature or conduct of its respective business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its respective properties and conduct its respective business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                           (i) Except as described in the Prospectus, there is
no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or any development which could reasonably be expected to involve a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                           (j)  The Company has not taken and will not take,
directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares as contemplated by this Agreement; provided, however, that neither the conversion of any portion of the promissory notes of the Company issued to American Home Products Corporation or the election by the Company to receive milestone payments in the form of shares of Common Stock from Pfizer Inc will be deemed to be an action designed to cause or result in the stabilization or manipulation of the price of the Common Stock.

                           (k)  The financial statements, including
the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

                           (l) The Company and its subsidiaries have filed all
federal, state, local and foreign tax returns that have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. Except as disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency that has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries.

                           (m) The Company and each of its subsidiaries has
good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or its subsidiary, as the case may be. Any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiary, as the case may be.

                           (n) Except as disclosed in the Registration
Statement and the Prospectus, the Company and each of its subsidiaries owns or possesses adequate patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, "Intellectual Property") necessary to carry on the business it now operates, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of (i) any claim, action or demand of any person in the United States or elsewhere or any proceeding in the United States or elsewhere, pending or threatened, that (A) challenges the ownership interests of the Company or any of its subsidiaries in any of the Intellectual Property or (B) alleges that any product or service of the Company or any of its subsidiaries infringes or misappropriates the Intellectual Property rights of others, which claim, action, demand or proceeding (including without limitation infringement, misappropriation and unfair competition), if the subject of any unfavorable decision, ruling or finding, or invalidity or inadequacy could reasonably be expected to have, in the aggregate with all other such claims, actions, demands and proceedings, a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

                           (o) No relationship, direct or indirect, exists
between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

                           (p) The Common Stock currently outstanding is
listed, and application has been made to list the Shares, on the Nasdaq National Market.

                           (q) Except as described in the Prospectus, no
holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                           (r) The Company is not, and upon consummation of
the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                           (s) There are no existing or, to the knowledge of the
Company, threatened labor disputes with any employees of the Company or any of its subsidiaries that are likely in the aggregate to have a material adverse effect on the Company and its subsidiaries taken as a whole.

                           (t) The Company and each of its subsidiaries (i) is
in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where such noncompliance with an Environmental Law will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole or otherwise would not require disclosure in the Registration Statement and the Prospectus, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole or otherwise would not require disclosure in the Registration Statement and the Prospectus.

                           (u) Except for plans maintained, administered or
contributed to by Glycomed Incorporated, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, (the "Code"). To the knowledge of the Company, each such plan maintained, administered or contributed to by Glycomed Incorporated has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accu-mulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                           (v) The Company and each of its subsidiaries
maintains insurance of the types and in the amounts generally deemed adequate for its business, including, without limitation, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

                           (w) The conditions for use of Form S-3, as set forth
in the General Instructions thereto, have been satisfied.

                           (x) The documents incorporated or deemed to be
incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date and the Additional Closing Date, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2.  Purchase, Sale and Delivery of the Shares.

                           (a)  On the basis of the representations,
warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                           (b) Payment of the purchase price for the Shares
shall be made at the offices of Brobeck, Phleger & Harrison, 550 West C Street, Suite 1200, San Diego, California, or at such other place as shall be agreed upon by you and the Company, at 7:00 A.M., San Diego time, on the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth Business Day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Shares), or such other time not later than ten Business Days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment shall be made to the Company by wire transfer in same day funds against delivery to you at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full Business Days prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full Business Day prior to the Closing Date.

                           (c) In addition, the Company hereby grants to the
Underwriters the option to purchase up to 412,500 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, or from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the eighth full Business Day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such autho-rized denominations as you may request in writing at least two full Business Days prior to the Additional Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full Business Day prior to the Additional Closing Date.

                  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 2,750,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                  Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Brobeck, Phleger & Harrison, 550 West C Street, Suite 1200, San Diego, California, or at such other place as shall be agreed upon by you and the Company, against delivery to you at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 for the respective accounts of the Underwriters of certificates for the Additional Shares to be purchased by them.

                  3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

                  4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                           (a) If the Registration Statement has not yet been
declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                           The Company will notify you immediately (and, if
requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, any filing under Rule 462(b) of the Regulations, or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434 of the Regulations) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                           (b) If at any time when a prospectus relating to the
Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (c) The Company will promptly deliver to you four
conformed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwrit-ers such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, without exhibits, as you may reasonably request.

                           (d) The Company will endeavor in good faith, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (e)  The Company will make generally
available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                           (f) During the period of 90 days from the date of the
Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), except with re-spect to options or other rights outstanding on the date of the Prospectus or pursuant to the Company's stock plans or in connection with transactions involving the Company and other entities or individuals such as joint ventures, acquisitions, mergers or similar transactions, and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed in Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options.

                           (g) The Company will apply the proceeds from the sale
of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                           (h) The Company will use its best efforts to cause
the Shares to be listed on the Nasdaq National Market.

                           (i) The Company, during the period when the
Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                  5. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

                  6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Skadden, Arps, Slate, Meagher & Flom ("Underwriters' Counsel") pursuant to this
Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the Nasdaq National Market shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                           (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is qualified to do business as a foreign corporation in California and, to such counsel's knowledge, in each other state or jurisdiction of the United States where its failure to do so would have a material adverse effect on its business or properties.

                           (ii) Glycomed Incorporated ("Glycomed") has been duly
incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own or lease its properties and conduct its business. Glycomed is qualified to do business as a foreign corporation, to such counsel's knowledge, in each state or jurisdiction of the United States where its failure to do so would have a material adverse effect on its business or properties. The outstanding shares of capital stock of Glycomed have been duly and validly authorized and issued are nonassessable and, to such counsel's knowledge, fully paid. All of such shares are owned of record by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance, are not subject to any preemptive rights and there are not any outstanding rights, warrants or options to acquire any capital stock of Glycomed.

                           (iii) The authorized capital stock of the Company
conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and Prospectus.

                           (iv) The outstanding shares of capital stock of the
Company have been duly and validly authorized and issued, are nonassessable and, to such counsel's knowledge, are fully paid and are not subject to any preemptive rights.

                           (v) The Shares have been duly and validly authorized,
will be validly issued, fully paid and nonassessable when issued and paid for as contemplated by this Agreement, and are not subject to any preemptive rights.

                           (vi) The Shares have been duly authorized for
quotation on the Nasdaq National Market upon official notice of issuance.

                           (vii) This Agreement has been duly authorized,
executed and delivered by the Company.

                           (viii) To such counsel's knowledge, there are no
legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may become a party or to which any of the properties of the Company or any of the properties of its subsidiaries is or may become subject that is required to be described in the Registration Statement or the Prospectus and is not so described, nor any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                           (ix) The execution and delivery by the Company of,
and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or Glycomed, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its property or Glycomed or any of its property, or, to such counsel's knowledge, constitute a breach or default under, or to such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Glycomed pursuant to any document filed as an exhibit to the Registration Statement or any of the documents incorporated by reference into the Registration Statement and the Prospectus, and no consent, approval, authorization, order, registration, filing of or qualification, license or permit with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states (on which we express no opinion) and the effectiveness of the Registration Statement under the Act in connection with the purchase and distribution of the Shares by the Underwriters.

                  (x) The Company is not, and upon consummation of the sale of the Shares will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xi) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings suspending the effectiveness of the Registration Statement have been instituted or threatened or are pending under the Act, and all filings required by Rule 424(b) of the Regulations under the Act have been made.

                  (xii) The statements in the Prospectus under the captions "Business -- Strategic Alliances," "Business -- Litigation," "Description of Capital Stock" and in Item 15 of Part II of the Registration Statement, to the extent that such statements constitute a summary of documents referred to therein or matters of law, have been prepared or reviewed by us and are correct in all material respects.

                  (xiii) The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and bylaws of the Company and the requirements of the Nasdaq National Market.

                  In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus (but not including the documents incorporated therein by reference) and related matters were discussed and has generally reviewed and discussed with such persons the content of such incorporated documents and that (i) each of such incorporated documents (except for financial statements, schedules and other financial data, as to which such counsel need express no belief) complied as to form when filed with the Commission in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations thereunder, (ii) such counsel believes that the Registration Statement and the Prospectus (except for financial statements, schedules and other financial data, as to which such counsel need express no belief), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the Regulations, (iii) that such counsel has no reason to believe that (except for financial statements, schedules and other financial data, as to which such counsel need express no belief) either the Registration Statement or the Prospectus, as of such effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements, schedules and other financial data, as to which such counsel need express no belief) the Prospectus, on the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) that such counsel has no reason to believe that any contract or agreement required to be described in the Registration Statement or filed as an exhibit thereto is not so described or filed.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (c) At the Closing Date you shall have received the opinion of Lyon & Lyon, special patent counsel for the Company, dated the Closing Date, in the form of Exhibit A hereto.

                  (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as hereby contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any develoent involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included in and incorporated by reference in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1995, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1995 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that any material modification should be made to the unaudited consolidated financial statements described above for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) during the period from July 1, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease in net current assets and stockholders' equity except for such decreases as were consistent with prior periods; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                  (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (h) You shall have received from each person who is a director or officer of the Company and such stockholders as have been heretofore designated by you and listed in Schedule II hereto an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer for sale, sell, distribute, contract to sell, pledge, grant any option for the sale of or otherwise dispose of or transfer, whether directly or synthetically, any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock or any Common Stock issuable upon the exercise of options for a period of 90 days after the date of the Prospectus.

                  (i) At the Closing Date, the Shares shall have been approved for listing on the Nasdaq National Market.

                  (j) At the Closing Date, you shall have received the opinion of McKercher, McKercher & Whitmore, counsel for Ligand Pharmaceuticals (Canada) Incorporated ("Ligand Canada"), dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                                    (i)  Ligand Canada Incorporated
has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Canadian province of Saskatchewan, with the corporate power and authority to own or lease its properties and conduct its business. Ligand Canada is qualified to do business, to such counsel's knowledge, in each province in Canada where its failure to do so would have a material adverse effect on its business or properties. The outstanding shares of capital stock of Ligand Canada have been duly and validly authorized and issued, are nonassessable. All of such shares are owned of record by the Company and, to such counsel's knowledge, are free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance, such shares are not subject to any preemptive rights and there are not any outstanding rights, warrants or options to acquire any capital stock of Ligand Canada.

                                    (ii)  The execution and delivery by the
Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Ligand Canada, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ligand Canada or any of its property, or, to such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Ligand Canada pursuant to any of the agreements listed on Exhibit B hereto.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you on, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you on, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone, telex or telegraph, confirmed in writing.

                  7.  Indemnification.

                      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses incurred in investigating, preparing or defend-ing against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                           (b)  Each Underwriter severally, and not
jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the first, third and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                           (c)  Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent such failure prejudices the rights of an indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

                  8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowl-edge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  9.  Default by an Underwriter.

                     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection
(b) below) exceed in the aggregate 10% of the total number of Firm Shares or Additional Shares, as the case may be, the Firm Shares or Additional Shares to which such default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                     (b) In the event that such default relates to more than 10% of the total number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Firm Shares or Additional Shares to which such default relates on the terms contained herein. In the event that within five calendar days after such default you do not arrange for the purchase of the Firm Shares or Additional Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to Additional Shares, the obligations of the Underwriters to purchase, and of the Company to sell, the Additional Shares shall thereupon terminate without liability on the part of the Company

(except, in each case, as provided in Section 5, 7(a) and 8 hereof) or the Underwriters with respect thereto, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                   (c) In the event that the Firm Shares or Additional Shares to which such default relates are to be purchased by the non-defaulting Underwriters or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares, as the case may be.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in
Section 5 hereof, the indemnity agreements contained in Section 7 hereof and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 hereof and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11.  Effective Date of Agreement; Termination.

                  (a) This Agreement shall become effective upon the later of
(i) such time as you and the Company shall have received notification of the effectiveness of the Registration Statement and (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full Business Day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market by the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market or by order of the Commission or any other governmental authority having jurisdiction, (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares has become effective, (iv) if any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act) has occurred or (v) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there has been a change in political, financial or economic conditions and the effect of any such event in (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed or delivered, or sent by facsimile, telex or telegraph and confirmed in writing by letter, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steven R.

Frank, Facsimile No. 212-272-9757; if sent to the Company, shall be mailed or delivered, or sent by facsimile or telegraph and confirmed in writing by letter, to the Company, 9393 Towne Centre Drive, San Diego, California 92121,
Attention: David E. Robinson, Facsimile No. 619-625-4521.

                  13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

                  15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    LIGAND PHARMACEUTICALS INCORPORATED

                                    By: ________________________
                                    Name:

                                    Title:

Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
ROBERTSON, STEPHENS & COMPANY LLC
HAMBRECHT & QUIST LLC
By: Bear, Stearns & Co. Inc.

By: _______________
Name:

Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                                                      SCHEDULE I

                                                      Number of Firm
Name of Underwriter                               Shares to Be Purchased
-------------------                               ----------------------
Bear, Stearns & Co. Inc..................................................
Robertson, Stephens & Company LLC........................................
Hambrecht & Quist LLC....................................................

                                                               ----------

                                    Total                       2,750,000
                                                               ----------

                                                                     SCHEDULE II

Abbott Laboratories
Allergan Pharmaceuticals (Ireland) Ltd., Inc.
American Home Products Corporation
Glaxo Wellcome Inc.

                                                                       EXHIBIT A

                                                     October [___], 1996

Bear, Stearns & Co. Inc.
Robertson, Stephens & Company LLC
Hambrecht & Quist LLC
As Representatives of the
  several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

                           Re:      Opinion of Patent Counsel

Dear Sirs:

                  This opinion is furnished to you in connection with the Form S-3 Registration Statement (No. 333-12603) (the "Registration Statement"), which became effective on _____, 1996, at the request of Ligand Pharmaceuticals Incorporated ("Ligand") to which company we are and have acted as patent counsel on certain matters.

                  We represent Ligand as patent counsel in connection with certain intellectual property matters. In connection with our responsibilities as patent counsel for Ligand, we have filed and are prosecuting, among other things, certain patent applications in the United States and other countries for Ligand's technology, including assays to screen for receptor agonists and antagonists which act through particular regions of intracellular receptors, assays to screen for cytakins modulators, novel human intracellular receptors, a promotor of an obesity gene and assays to screen for drugs affecting metabolism (collectively, the "Patent Applications"). (We are also involved in ongoing prosecution or maintenance of other patent applications and patents filed by other law firms on behalf of Ligand. We provide no opinion with regard to these patent applications and patents.)

                  Based solely upon our experience as patent counsel to Ligand and a review of our records of the Patent Applications, we state as follows:

                  Prior to the filing of the Patent Applications, we conducted limited investigations of the published prior art found by Ligand scientists (in some cases with our assistance), relating to some of the inventions claimed in the Patent Applications. No other searches for other prior art were conducted by us. Based on the information provided us from those investigations, we believe we have disclosed or will disclose in the Patent Applications all material prior art references known to us during the prosecution of the Patent Applications to the United States Patent and Trademark Office (the "PTO") in the relevant applications. We believe that the information submitted to the PTO in the Patent Applications, and in connection with the prosecution of the Patent Applications, was accurate. We believe that neither this firm, nor Ligand, made any misrepresentation or concealed any material fact from the PTO in any of the Patent Applications, or in connection with the prosecution of the Patent Applications.

                  We have reviewed only two sections (hereinafter "Two
Sections ") of the Registration Statement namely, Paragraphs 1 - 3 inclusive under the caption "Risk Factors--Uncertainty of Patent Protection; Dependence on Proprietary Technology," and Paragraphs 2 - 4 inclusive of "Business--Patents and Proprietary Rights". We opine only with regard to the Two Sections and on no other section of the Registration Statement or related prospectus (the "Prospectus"). We give no opinion with regard to statements in the Two Sections concerning business matters, including any reference to the Company's success, agreements, competition, expectations, goals, policies, trade secrets, and know-how. We opine only with regard to the Patent Applications, and with respect to the information in the Two Sections relating thereto, nothing has come to our attention that would lead us to believe that such information contains any untrue statement of a material fact or omits to state a material fact that is required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. We provide no opinion with regard to trade secrets, know-how, and agreements since we have not reviewed such matters of Ligand.

                  Subject to the above limitations, we are of the opinion that:

                  Based solely on communications with officials at the Company:
(1) we understand that Ligand is not subject to any current claim or action of infringement or other violation of any other person's patent; (2) we are unaware of any facts that would have a material adverse effect on the enforceability of any of Ligand's patents issued on the Patent Applications; and (3) we have no knowledge of any material facts which would preclude Ligand from having clear title to the Patent Applications.

                  From our review of the Patent Applications, except as set forth in the Prospectus, (1) to our knowledge and belief, there are no legal or governmental proceedings or interference proceedings pending relating to the Patent Applications, other than a standard review of the pending Patent Applications; (2) to our knowledge and belief, each of the non-provisional Patent Applications has been assigned or will be assigned to Ligand by the inventors named therein, and has been filed by, or on behalf of, Ligand with the PTO in accordance with the rules and regulations of the PTO; (3) to our knowledge and belief, substantially all such Patent Applications have been awarded a filing date by the PTO; and (4) we are unaware of any facts which form a basis for a finding of unenforceability or invalidity of any of the Patent Applications that are material to Ligand's business.

                  We have no reason to believe that the Patent Applications will not eventuate in issued patents or that any patents issued in respect of the Patent Applications will not be valid.

                  We are delivering this opinion to you solely for your benefit and the benefit of the several underwriters named in the Underwriting Agreement relating to the Registration Statement, and no other person may rely upon it.

                                                     Very truly yours,

                                                                   EXHIBIT B

1. Distribution and Marketing Agreement, dated September 16, 1994, between Ligand Pharmaceuticals Incorporated and Cetus Oncology Corporation, a wholly-owned subsidiary of Chiron Corporation.

2. PHOTOFRIN(R) Distribution Agreement, dated March 8, 1995, between Ligand Pharmaceuticals Incorporated and Quadra Logic Technologies Inc.

3. Distribution and Marketing Agreement, effective as of March 1, 1996, between Ligand Pharmaceuticals Incorporated and Ligand Pharmaceuticals (Canada) Incorporated.